Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cabot Microelectonics Corporation of our report dated November 15, 2017  relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cabot Microelectronics Corporation’s Annual Report on Form 10-K for the year ended September 30, 2017.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, IL
September 12, 2018